FIRST AMENDMENT
                                       TO
                               PURCHASE AGREEMENT

            FIRST AMENDMENT TO PURCHASE AGREEMENT, dated as of November 30, 2001 ("FIRST AMENDMENT"), between The ServiceMaster Company, a Delaware corporation ("PARENT"), and ARAMARK Corporation, a Delaware corporation ("BUYER").


                             PRELIMINARY STATEMENT:

            WHEREAS, Parent and Buyer have entered into a Purchase Agreement, dated as of October 3, 2001 (the "PURCHASE AGREEMENT"), providing, among other things, for the purchase and sale of Parent's Management Services division; and

            WHEREAS, each of Parent and Buyer desires to amend and supplement the Purchase Agreement in certain respects as described in this First Amendment.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Parent and Buyer as follows:

            1. DEFINITIONS.

            Except as otherwise indicated herein or unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

            2. AMENDMENT OF DEFINITION OF "TARGET NET WORKING CAPITAL."

            The definition of "Target Net Working Capital" in SECTION 1.1 of the Purchase Agreement is hereby amended to substitute the amount "$45,664,000" for the amount "$44,748,000" as it appears therein.

            3. ADDITION OF SERVICEMASTER DIRECT MARKETING CORPORATION AS A SELLER AND KOWALSKI-DICKOW ASSOCIATES, INC. AS A CONVEYED
                COMPANY; TRANSFER   OF   HALLIWELL   ENGINEERING   ASSOCIATES,
                L.L.C. TO SERVICEMASTER MANAGEMENT SERVICES, INC.

            (a) The second recital to the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            "WHEREAS, Parent holds, directly or indirectly, all of the outstanding shares of capital stock of (i) ServiceMaster Management Services, Inc., a Delaware corporation ("SMMS INC."), (ii) Quantum Resource Corporation, a Delaware corporation ("QRC"), (iii) ServiceMaster of Canada Limited, a Canadian corporation ("SVM CANADA"), and (iv) ServiceMaster Direct Marketing Corporation, an Illinois corporation ("SMDMC"), and 100% of the membership interests in
ServiceMaster   Strategic  II  L.L.C.,  a  Delaware

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

limited liability company ("STRATEGIC") (Parent, SVM Canada, SMDMC and Strategic being referred to herein individually as a "SELLER" and collectively as "SELLERS");"

            (b) The third recital to the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            "WHEREAS, immediately prior to the Closing (as defined below), SMMS Inc. will hold 100% of the membership interests in Halliwell Engineering Associates, L.L.C., a Delaware limited liability company ("HEA");" ---

            (c) The seventh recital to the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            "WHEREAS, immediately prior to the Closing, SMDMC will own all of the outstanding shares of capital stock of CMI Group, Inc., a Wisconsin corporation ("CMIG"), and Kowalski-Dickow Associates, Inc., a Wisconsin corporation ("KDA");" ---- ---

            (d) The eighth recital to the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            "WHEREAS, the parties hereto desire that Sellers shall sell and transfer to Buyer, and Buyer shall purchase from Sellers (i) all of the outstanding capital stock of each of SMMS Inc., QRC, MS Canada, CMIG and KDA and
(ii) the SMMSLP LP Interests, all on the terms and subject to the conditions set forth herein; and"

            (e) The ninth recital to the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            "WHEREAS, SMMS Inc., QRC, MS Canada, CMIG, KDA and SMMSLP are referred to herein individually as a "CONVEYED Company" and collectively as the "CONVEYED COMPANIES"."

            (f) The definition of "Closing" in SECTION 1.1 of the Purchase Agreement is hereby amended to delete ", the HEA Membership Interests" therefrom.

            (g) The definition of "Conveyed  Companies  Subsidiaries" in SECTION
1.1 of the Purchase Agreement is hereby amended to substitute the term "HEA" for the term "KDA" as it appears therein.

            (h) The definition of "KDA" in SECTION 1.1 of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            " `KDA' has the meaning specified in the seventh recital to this Agreement."

            (i) The definition of "HEA Membership Interests" in SECTION 1.1 of the Purchase Agreement is hereby deleted in its entirety.

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


            (j) The definition of "Shares" in SECTION 1.1 of the Purchase Agreement is hereby amended to substitute the term "KDA" for the term "SMDMC" as it appears therein.

            (k) The definition of "SMDMC" in SECTION 1.1 of the Purchase Agreement is hereby amended to substitute the word "second" for the word "seventh" as it appears therein.

            (l) The definition of "SMHC" in SECTION 1.1 of the Purchase Agreement is hereby deleted in its entirety.

            (m) The definition of "SMHC Instrument of Assignment and Assumption" in SECTION 1.1 of the Purchase Agreement is hereby deleted in its entirety.

            (n) SECTION 2.1 of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:


            "PURCHASE AND SALE OF THE SHARES. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Parent, SVM Canada or SMDMC, as appropriate, shall sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase and accept from Parent, SVM Canada or SMDMC, as appropriate, the Shares."

            (o) SECTION 2.2 of the Purchase Agreement is hereby deleted in its entirety and replaced with the phrase "[Reserved]."

            (p) The first sentence of SECTION 3.1 of the Purchase Agreement is hereby amended to delete "the HEA Membership Interests," therefrom.

            (q) SECTION 4.2 of the Purchase Agreement is hereby amended to substitute the term "SMDMC" for the term "SMHC" as it appears therein.

            (r) SECTION 4.3(B) of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            "The  Strategic  Instrument  of  Assignment  and  Assumption,   duly
executed by Buyer;"

            (s) SECTION 4.4(A) of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            "(a)  Copies  of  the  Certificate  of  Incorporation,  Articles  of
       Incorporation or Certificate of Formation, as the case may be, of each of Parent, SMDMC and Strategic certified as of a recent date by the Secretary of State of the State of Delaware or Illinois, as applicable;"

            (t) SECTION 4.4(C) of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:


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


            "(c) Certificate of good standing of each of Parent, SMDMC and Strategic issued as of a recent date by the Secretary of State of the State of Delaware or Illinois, as applicable;"

            (u) SECTION 4.4(F) of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            "(f) Copies of the Certificate of Incorporation, Articles of Incorporation, Certificate of Formation or Certificate of Limited Partnership, as the case may be, of each of SMMS Inc., QRC, CMIG, KDA and SMMSLP certified as of a recent date by the Secretary of State of the State of Delaware or Wisconsin, as applicable;"

            (v) SECTION 4.4(H) of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            "(h) Certificate of good standing of each of SMMS Inc., QRC, CMIG, KDA and SMMSLP certified as of a recent date by the Secretary of State of the State of Delaware or Wisconsin, as applicable;"

            (w) SECTION 4.4(L) of the Purchase Agreement is hereby deleted in its entirety.

            (x) The first sentence of SECTION 4.6(A) of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

                  "Within 120 days following final determination of the Purchase Price in accordance with SECTION 3.3 (unless such deadline is extended by mutual agreement or unless sooner required under applicable law), Parent and Buyer shall negotiate and prepare a schedule (the "ALLOCATION SCHEDULE") allocating the Purchase Price among (i) the Shares attributable to each of SMMS Inc., QRC, MS Canada, CMIG and KDA,
         (ii) the SMMSLP LP Interests, (iii) if requested by either party, the assets held by SMMSLP and (iv) if the Downers Grove Real Property Buyer is a Person other than a Company, the Downers Grove Real Property."

            (y) The second sentence of SECTION 4.6(A) of the Purchase Agreement is hereby amended and supplemented to add the following to the end thereof:

            "; PROVIDED, that notwithstanding anything herein to the contrary, Parent and Buyer agree that $2,123,000 shall be allocated to the Shares attributable to MS Canada."

            (z) SECTION 4.6(B) of the Purchase Agreement is hereby amended to delete the term "SMDMC" from each place it appears in the first sentence thereof.

            (aa) SECTION 5.1 of the Purchase Agreement is hereby amended and supplemented to substitute "Parent" for "Each of Parent and SMHC" in paragraph
(a) thereof and to add a new paragraph (d) which shall read as follows:

            "(d) SMDMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois."


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


            (bb) The last sentence of SECTION 5.2(B) of the Purchase Agreement is hereby amended to delete ", the HEA Membership Interests" therefrom.

            (cc) SECTION 5.4(C)(I) of the Purchase Agreement is hereby amended to delete "the HEA Membership Interests," therefrom. -----------------

            (dd) SECTION 6.5 of the Purchase Agreement is hereby amended to delete ", the HEA Membership Interests" from each place it appears therein.

            (ee) SECTION 7.8 of the Purchase Agreement is hereby deleted in its entirety and replaced with the phrase "[Reserved]." -----------

            (ff) SECTION 8.2(A)(I) of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows: -----------------

                  "(i) Parent shall be liable for and pay, and pursuant to
         ARTICLE XI shall indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from, any and all Taxes (A) imposed on any Company pursuant to Treas. Reg. ss. 1.1502-6 or similar provision of state or local law solely as a result of such Company having been a member of a group of corporations joining in filing Tax Returns on a consolidated, combined or unitary basis, (B) imposed on or with respect to any Company, for which any Company may otherwise be liable, or with respect to the SMMSLP LP Interests, in each case described in this clause (B) for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date, (C) arising solely from the termination, as of the Closing Date, of any Company that is a corporation as a member of the affiliated group (as defined in Section 1504 of the Code) of which Parent is the parent corporation, (D) arising from the distribution of or otherwise relating to the Excluded Assets or the Excluded Business or (E) that are Section 338(h)(10) Taxes; PROVIDED, HOWEVER, that Parent shall not be liable for or pay, and shall not indemnify or hold harmless any Buyer Group Member from and against, (I) any incremental Taxes (other than Section 338(h)(10) Taxes) that result from any actual or deemed election under Section 338 of the Code or any similar provisions of state, local or foreign law as a result of the purchase of the Shares or the SMMSLP LP Interests, or the deemed purchase of shares or equity of any Conveyed Companies Subsidiary, or that result from Buyer, any Affiliate of Buyer or any Company engaging in any activity or transaction (other than the activities and transactions contemplated by this Agreement) that would cause the transactions contemplated by this Agreement to be treated as a purchase or sale of assets of any Company (other than HEA) for federal, state or local Tax purposes, (II) any Taxes (other than Section 338(h)(10) Taxes) imposed on any Company, for which any Company may otherwise be liable or with respect to the SMMSLP LP Interests as a result of actual transactions not in the ordinary course of business occurring on the Closing Date after the Closing, and
         (III) any Taxes shown as a liability or reserve on the Closing Date Balance Sheet and not excluded as a liability in determining Net Working Capital (the Taxes described in this proviso being referred to as "EXCLUDED TAXES"). Parent shall be entitled

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


         to any refund of (or actual credit for when and as actually realized) Taxes for which it isliable under this SECTION 8.2(A)."

            (gg) SECTIONS 8.2(A)(II) and (III) are each hereby amended to delete "the HEA Membership Interests or" from each place it appears therein.

            (hh) SECTION 8.2(D) of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

                  "(d) SECTION 338(H)(10) ELECTIONS. SMDMC or Parent, as the case may be, and Buyer shall file a joint election for each of CMIG, KDA, QRC, and SMMS, Inc. under Section 338(h)(10) of the Code with respect to the purchase by Buyer of all the outstanding shares of capital stock of CMIG, KDA, QRC and SMMS, Inc. (collectively, the "SECTION 338(H)(10) Elections"). SMDMC or Parent, as the case may be, and Buyer shall exchange completed and executed copies of Internal Revenue Service Form 8023, required schedules thereto, and any similar state, local, foreign and other forms. If any changes are required in these forms as a result of information which is first available after these forms are prepared, the parties will promptly agree on such changes. None of SMDMC, Parent or any other Seller makes any warranty or representation with respect to the effectiveness of the Section 338(h)(10) Elections; PROVIDED, HOWEVER, that, assuming the effectiveness of the Section 338(h)(10) Elections, nothing in this sentence shall alter the extent to which Parent is liable for Section 338(h)(10) Taxes in accordance with the terms of SECTION 8.2."

            (ii) The first sentence of SECTION 8.5(A) of the Purchase Agreement is hereby amended to delete ", the HEA Membership Interests" therefrom.

            (jj) SECTION 11.6(B) of the Purchase Agreement is hereby amended to delete ", the HEA Membership Interests" therefrom. ---------------

            (kk) EXHIBIT G to the Purchase Agreement is hereby deleted in its entirety.

            4. AMENDMENT OF SECTION 3.5 OF THE PURCHASE AGREEMENT.

            SECTION 3.5 of the Purchase Agreement is hereby amended and supplemented to add a new paragraph (d) which shall read as follows:

            "(d) On the Closing Date, Buyer shall reimburse Parent for all cash security deposits paid by Parent under the Downers Grove Real Property Contracts."

            5. AMENDMENT OF SECTION 8.3 OF THE PURCHASE AGREEMENT.

            (a) SECTION 8.3(C) of the Purchase Agreement is hereby amended to substitute the phrase "December 31, 2001" for the phrase "the Closing Date" as it appears in the last sentence thereof and to add the following to the end thereof:

                  "As of the Closing Date, and subject to Buyer's liability and obligation for medical and other claims as heretofore provided in this
         SECTION 8.3(C), each Affected

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


         Employee and each former employee of a Company who is then eligible for the continuation of group health care coverage under Section 4980B(f) of the Code ("COBRA") (and each of their "qualified beneficiaries" within the meaning of COBRA) shall be entitled to continue participating in Parent's welfare benefit plans (including without limitation disability, medical, dental and life) through December 31, 2001. Parent shall have no obligation to charge or recover any premium payments from such employees and former employees, or to remit any premium payments to Buyer, with respect to such coverage, but shall fully cooperate with, and provide all relevant information to, Buyer with respect to all affected individuals. The administrative costs, if any, incurred by Parent with respect to such continued coverage shall be treated as a "Service" provided by Parent to Buyer within the meaning of and pursuant to the Transitional Services Agreement."

            (b) SECTION 8.3(D) of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            "(d) COBRA. As of January 1, 2002 and subject to SECTION 11.1(A)(VIII), Buyer shall be responsible for providing any employee or former employee of a Company whose "qualifying event," within the meaning of COBRA, occurs prior to, on or after the Closing Date (and such employees' "qualified beneficiaries" within the meaning of COBRA) with the continuation of group health coverage required by COBRA."

            (c) SECTION 8.3(I) of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            "(i) FLEXIBLE SPENDING ACCOUNTS. On and after the Closing Date, Affected Employees shall be permitted to continue to contribute to, and submit claims to be paid from, the flexible spending accounts maintained on their behalf under Parent's plans qualified under Section 125 and 129 of the Code for the reimbursement of medical and dependent care expenses incurred prior to January 1, 2002."

            (d) SECTION 8.3(J)(II) of the Purchase Agreement is hereby amended to substitute the phrase "January 1, 2002" for the phrase "the day after the Closing Date" as it appears therein.

            (e) SECTION 8.3(K)(I) of the Purchase Agreement is hereby amended to substitute the phrase "January 1, 2002" for the phrase "the day after the Closing Date" as it appears therein.

            6. AMENDMENT OF SECTION 8.4 OF THE PURCHASE AGREEMENT.

            (a) SECTION 8.4(C) of the Purchase Agreement is hereby amended, supplemented and restated in its entirety to read as follows:

            "(c) (i) On the Closing Date and, thereafter, on the second to the last business day of each month beginning December 2001, Buyer shall pay to Parent by wire transfer an amount equal to $1,050,000 (the "MONTHLY LOSS BILLING PAYMENT") as an advance

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

payment for the estimated actual losses of the Companies incurred in connection with general liability, automobile liability and workers' compensation claims and other expenses to be paid by Zurich Insurance Company ("ZURICH"), Zurich Insurance Company/Fronted ("ZURICH FRONTED") and The Home Insurance Company/REM ("HOME") during the calendar month immediately following the due date for such payment.

            (ii) On a bi-monthly basis beginning February 2002 (a "TRUE-UP MONTH"), Parent shall reconcile the Monthly Loss Billing Payment paid by Buyer and the actual losses of the Companies paid by Zurich, Zurich Fronted and Home in respect of the two-month period set forth below:

TRUE-UP MONTH                           MONTHS INCLUDED IN TRUE-UP CALCULATION

  February                                 Preceding December and January
  April                                    Preceding February and March
  June                                     Preceding April and May
  August                                   Preceding June and July
  October                                  Preceding August and September
  December                                 Preceding October and November

            No later than the 20th day of each True-Up Month (other than December 2001), Parent shall deliver to a person or office designated by Buyer a report explaining Parent's reconciliation in reasonable detail. Such report, which shall be reasonably satisfactory to Buyer, shall indicate the amount (the "TRUE-UP AMOUNT") that Buyer shall reduce or increase the Monthly Loss Billing Payment payable by Buyer to Parent on the second to the last business day of such True-Up Month in accordance with SECTION 8.4(C)(I) above. If the True-Up Amount reduces the Monthly Loss Billing Payment for three consecutive True-Up Months, or if the True-Up Amount increases the Monthly Loss Billing Payment for three consecutive True-Up Months, and in each case the True-Up Amount exceeds $200,000 for each such True-Up Month, then Buyer and Parent shall negotiate in good faith to agree upon a revised Monthly Loss Billing Payment to be paid by Buyer.

            Parent shall deliver promptly after Parent's receipt thereof to a person or office designated by Buyer a copy of the billings received by Parent from Zurich, Zurich Fronted and Home in respect of the general liability, automobile liability and workers' compensation insurance policies.

            (iii) The then applicable Monthly Loss Billing Payment shall be adjusted annually beginning with the Monthly Loss Billing Payment to be made on the second to the last business day of December 2002 (the "ADJUSTED MONTHLY LOSS BILLING PAYMENT"). The Adjusted Monthly Loss Billing Payment for 2003 beginning with the payment to be made on the second to the last business day of December 2002 shall be the monthly average of the actual losses paid by Zurich, Zurich Fronted and Home for the 12-month period ending November 30, 2002. The Adjusted Monthly Loss Billing Payment for 2004 and the years thereafter shall be the monthly average of the actual losses paid by Zurich, Zurich Fronted and Home for the 12-month period ending the prior November

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


            30. The amount of the Adjusted Monthly Loss Billing Payment shall be part of the report to be delivered during December of each year (other than 2001) by Parent to a person or office designated by Buyer pursuant to SECTION 8.4(C)(II).

            (iv) Buyer shall reimburse Parent on a quarterly basis in arrears beginning on the second to the last business day of April 2002 (for the initial four-month period ending March 31, 2002 and, thereafter, for three-month periods) for the cost incurred by Parent for maintaining letters of credit and surety bonds as collateral in support of the Companies' general liability, automobile liability and workers' compensation insurance policies. The amount of such reimbursement paid by Buyer shall be based upon the aggregate notional amount of the letters of credit and surety bonds required by Zurich, Zurich Fronted and Home in respect of the Companies for such period and shall be calculated by Parent using the weighted average cost to Parent of all letters of credit and surety bonds required by Zurich, Zurich Fronted and Home in support of general liability, automobile liability and workers' compensation insurance policies of Parent and the Companies. The amount of any such reimbursement shall be paid by Buyer with the Monthly Loss Billing Payment to be paid by Buyer to Parent pursuant to SECTION 8.4(C)(I).

            (v) Any report that is due on a date that is not a business day shall be delivered on the next business day."

            (b) SECTION 8.4 of the Purchase Agreement is hereby amended and supplemented to add new paragraphs (d), (e), (f), (g), (h), (i) and (j) which shall read as follows:

            "(d) Buyer has been named as an additional insured with respect to the liability policies set forth in SCHEDULE 8.4(D) (the "ADDITIONAL INSURED ENDORSEMENTS") for the period prior to the Closing Date set forth on SCHEDULE 8.4(D).

            (e) A run off endorsement has been obtained in favor of Buyer with respect to the liability policies set forth in SCHEDULE 8.4(E) (the "RUN OFF ENDORSEMENTS") for the period set forth on SCHEDULE 8.4(E).

            (f) An extended reporting period endorsement has been obtained by Parent with respect to the liability policies set forth in SCHEDULE 8.4(F) (the "EXTENDED REPORTING PERIOD ENDORSEMENTS") for the periods set forth in SCHEDULE 8.4(F).

            (g) Parent shall maintain coverage on the Owned Real Property through December 31, 2002 under the third party pollution policy issued to Parent by AIG. Parent shall use its reasonable best efforts to acquire one or more Tail Policies through the end of the four-year period commencing on January 1, 2003 and ending on December 31, 2006 with respect to the third party pollution policy issued to Parent by AIG to cover claims made after December 31, 2002 which are based on acts, errors or omissions which occur on or prior to November 30, 2001.

            (h) An extended discovery endorsement has been obtained in favor of Buyer with respect to the fidelity policy issued to Parent by Chubb for the period commencing on December 1, 2001 and ending on November 30, 2002.

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



            (i) Parent and Buyer shall each pay one-half of the cost of (i) the Additional Insured Endorsements, (ii) the Run Off Endorsements, (iii) the Extended Reporting Period Endorsements and (iv) obtaining a retrospective date (November 1, 1994) for the errors and omissions liability policy and related punitive wraparound policy.

            (j) Parent shall use its reasonable best efforts to (i) cause Buyer to be named as an additional insured for the five-year period prior to the Closing Date with respect to the following liability policies: (1) Canadian General Liability and (2) Canadian Automobile Liability and (ii) acquire for a period of five years after the Closing Date extended reporting period coverage or a run off endorsement with respect to the following liability policies: (1) Excess Fiduciary and (2) Excess EPLI."

            7. AMENDMENT OF EXHIBIT C TO THE PURCHASE AGREEMENT.

            EXHIBIT  C  to  the  Purchase   Agreement  is  hereby   amended  and
supplemented as set forth in ANNEX A attached hereto.

            8. AMENDMENT OF SCHEDULES TO THE PURCHASE AGREEMENT.

            (a) SCHEDULES 5.2, 5.5, 5.9(D), 5.11(A),  5.11(C) and 5.14(A) to the
Purchase Agreement are hereby amended and supplemented as set forth in ANNEX B attached hereto.

            (b) SCHEDULE 8.4 to the Purchase Agreement is hereby replaced with SCHEDULES 8.4(D), (E) and (F) as set forth in ANNEX B attached hereto.

            9. REPRESENTATIONS AND WARRANTIES OF PARENT.

            Without  limitation  of  Parent's   representations  and  warranties
contained in ARTICLE V of the Purchase Agreement, Parent represents and warrants to Buyer as follows:

            Parent has the corporate power and corporate authority to execute, deliver and perform this First Amendment. The execution, delivery and performance of this First Amendment by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action and do not require any further authorization or consent of Parent or its stockholders. This First Amendment has been duly authorized, executed and delivered by Parent and constitutes (assuming the valid authorization, execution and delivery of this First Amendment by Buyer) the legal, valid and binding obligation of Parent enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

            10. REPRESENTATIONS AND WARRANTIES OF BUYER.

            Without  limitation  of  Buyer's   representations   and  warranties
contained in ARTICLE VI of the Purchase Agreement, Buyer represents and warrants to Parent as follows:

            Buyer has the corporate  power and  corporate  authority to execute,
deliver  and  perform  this  First  Amendment.   The  execution,   delivery  and
performance of this First

Amendment by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action and do not require any further authorization or consent of Buyer or its stockholders. This First Amendment has been duly authorized, executed and delivered by Buyer and constitutes (assuming the valid authorization, execution and delivery of this First Amendment by Parent) the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

            11. MISCELLANEOUS.

            (a) Except as expressly modified hereby, the Purchase Agreement remains in full force and effect. Upon the execution and delivery hereof, the Purchase Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Purchase Agreement, and this First Amendment and the Purchase Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Purchase Agreement.

            (b) This First Amendment may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to Parent and Buyer.

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first above written.


                                      THE SERVICEMASTER COMPANY



                                      By:  __________________________________

                                              Name:

                                              Title:



                                      ARAMARK CORPORATION



                                      By:  __________________________________

                                              Name:

                                              Title:



                                                     EXHIBIT C

                                              INTERNATIONAL LICENSES




TERRITORY                    LICENSEE                         EXPIRATION DATE             EXPIRATION OF RENEWAL PERIOD
---------                    --------                         ---------------             ----------------------------
Australia/New Zealand        Spotless Group Limited           N/A                         (NOTE:  Assignment and
                                                                                           ----
                                                                                          Assumption relates only to
                                                                                          certain obligations to
                                                                                          provide updates and
                                                                                          technical assistance, and
                                                                                          such obligations expire
                                                                                          July 1, 2015)

Brazil                       Tecser Facilities Management     June 26, 2008               June 26, 2018
                             Ltda.

Chile                        Modern Service Concepts          December 9, 2004            December 9, 2014

China                        Bright China Service             March 6, 2011               March 6, 2021
                             Industries Ltd.

Czech Rep.                   Euroservis a.s. ServiceMaster    April 1, 2011               N/A
                             Czechoslovakia

Egypt                        The Egyptian Company for         May 24, 2018                N/A
                             Superior Support Services
                             (Healthcare, Education and
                             Business and Industry)

Guam                         Six D Enterprises                December 10, 2007           December 10, 2017

Hong Kong                    United MediCorp Pte Ltd.         October 28, 2008            N/A

Japan                        Duskin Co. Ltd.                  April 1, 2002               April 1, 2012
                             (Healthcare)

                             Duskin Co. Ltd.                  October 31, 2006            October 31, 2016
                             (Industrial Commercial/
                             Education)

Japan                        Sanko Inc.                       December 20, 2011           N/A
                             (Healthcare Food Service)

Japan                        N/A (NOTE: Partial Assignment    N/A                         N/A
                             of Letter Agreement dated
                             September 30, 2000 executed by
                             Brian Oxley and Andrew Bratzel)






TERRITORY                    LICENSEE                         EXPIRATION DATE             EXPIRATION OF RENEWAL PERIOD
---------                    --------                         ---------------             ----------------------------

Japan                        ServiceMaster Japan, Inc.        Transitional license to     N/A
                             (Industrial                      expire according to its
                             Commercial/Education)            terms (NOTE: Includes
                                                              September 30, 2000 Letter
                                                              Agreement executed by
                                                              William Pollard and Brian
                                                              Oxley)

Jordan                       ServiceMaster Jordan             January 20, 2009            N/A

Korea                        Hyundai Industrial Development   March 31, 2003              March 31, 2013
                             and Construction Co., Ltd.
                             (Healthcare, Education and
                             Business and Industry)

Kuwait                       Al-Essa Medical & Scientific     September 9, 2009           N/A
                             Equipment Co. (Healthcare,
                             Education and Business and
                             Industry)

Lebanon                      Ali Mohurrak and Hassam          March 25, 2009              March 25, 2019
                             Mohurrak

Malaysia                     MHL ServiceMaster PTE            April 2, 2016               N/A

Mexico                       Servicios Afilidades             December 14, 2013           December 14, 2033
                             Pro-Salud (NOTE: Includes
                             accompanying Trademark
                             Agreement)

Philippines                  Facilities Management Inc.       April 11, 2011              April 11, 2026

Qatar                        Al-Azbi Trading Contracting &    November 5, 2008            N/A
                             Services

Saudi Arabia                 Al Majal Al Saudi                July 30, 2018               N/A

Singapore                    United MediCorp Pte Ltd.         October 28, 2008            N/A

South Africa                 Sirius Development Foundation    April 24, 2010              April 24, 2020

Taiwan                       United MediCorp. Pte Ltd.        October 28, 2008            N/A

Thailand                     Vuteq Asia Co., Ltd.             December 31, 2010           December 31, 2020

Turkey                       4 U Construction Company         March 1, 2010               March 1, 2020

U.A.E.                       UTS ServiceMaster Emirates       January 5, 2008             N/A




TERRITORY                    LICENSEE                         EXPIRATION DATE             EXPIRATION OF RENEWAL PERIOD
---------                    --------                         ---------------             ----------------------------
Venezuela                    SM Services, C.A.                June 28, 2010               June 28, 2020


                                                                        Annex B


                                  SCHEDULE 5.2
                                 CAPITALIZATION

                  [Attached hereto]

                                  SCHEDULE 5.5
                              FINANCIAL STATEMENTS

The page attached hereto amends, supplements and restates in its entirety the unaudited consolidated balance sheet of the Companies contained in Schedule 5.5(ii).

                                 SCHEDULE 5.9(D)
                               LEASED REAL ESTATE

Headquarters:                            Kowalski-Dickow Associates, Inc.
2300 & 2500 Warrenville Road             11402 N. Port Washington Road
Downers Grove, IL 60515                  Mequon, WI 53092

East Unit Offices:                       CMI Group, Inc.
527 Plymouth Road, Suite 418             424 North 4th Street
Plymouth Meeting, PA 19462               Milwaukee, WI 53202

West Unit Offices:                       Halliwell Engineering Associates LLC
17310 Redhill, Suite 300                 865 Waterman Avenue
Irvine, CA 92614                         East Providence, RI 02914

Manufacturing Shop:                      Quantum Resource Corporation
2296 Cornell Avenue                      300 Arboretum Place, Suite 500
Montgomery, IL 60538                     Richmond, VA 23236

Storage Space:                           ServiceMaster Management Services of
Unit 135                                 Canada Inc.
1661 Quincy Avenue                       6540 Tomken Road
Naperville, IL 60540                     Mississauga, Ontario, LST 2E9 CANADA

                                SCHEDULE 5.11(A)
                          LIST OF INTELLECTUAL PROPERTY

            The pages attached hereto amend, supplement and restate only the following pages of SCHEDULE 5.11(A):

          ServiceMaster Domestic Patent Applications and Registrations

          United States Marks Utilized by Quantum Resource Corporation

          United States Marks Utilized by ServiceMaster Management Services Limited Partnership

          Technical Development Marks Utilized in Canada and Mexico

          Technical Development Marks Utilized Outside North America

                                SCHEDULE 5.11(C)
               RIGHT, TITLE AND INTEREST IN INTELLECTUAL PROPERTY

DOMESTIC:

Domain Deluxe, a company that sells domain names, has obtained the registration for the domain name www.QuantumCareers.com. It has priced this domain name at $3,380, and has rejected offers for lower prices. The ServiceMaster Company filed an application with the USPTO to register the QUANTUM CAREERS mark, Ser. No. 78/060,590, on April 26, 2001. The mark was approved for publication on 5 August 2001, but has not yet been assigned a publication date by the PTO.

Prior to closing, The ServiceMaster Company and any predecessors of The ServiceMaster Company will assign rights in each item of intellectual property identified in Schedule 5.11(a), including federal applications and registrations, to ServiceMaster Management Services, Inc.

INTERNATIONAL:

None.

                                SCHEDULE 5.14(A)
                                    CONTRACTS

Section (vii) of Schedule 5.14(a) is amended, supplemented and restated in its entirety as follows:

(vii) Transition License Agreement dated September 30, 2000 between The ServiceMaster Company and ServiceMaster Japan, Inc.

        Letter Agreement dated September 30, 2000 between The ServiceMaster Company and Brian Oxley and Chris Oxley, principals of ServiceMaster Japan, Inc.

        Letter Agreement dated September 30, 2000 between The ServiceMaster Company and Brian Oxley

        Distributorship   Agreement   effective  January  1,  1999  between  The
        ServiceMaster Company and GlobalServe L.L.C., as amended.

        International Licenses:



         TERRITORY                LICENSEE                         EXPIRATION DATE       EXPIRATION OF RENEWAL PERIOD
         ---------                --------                         ---------------       ----------------------------
         Australia/New Zealand    Spotless Group Limited           N/A                   (NOTE:  Assignment and
                                                                                          ----
                                                                                         Assumption relates only to
                                                                                         certain obligations to
                                                                                         provide updates and
                                                                                         technical assistance, and
                                                                                         such obligations expire
                                                                                         July 1, 2015)

         Brazil                   Tecser Facilities Management     June 26, 2008         June 26, 2018
                                  Ltda.

         Chile                    Modern Service Concepts          December 9, 2004      December 9, 2014

         China                    Bright China Service             March 6, 2011         March 6, 2021
                                  Industries Ltd.

         Czech Rep.               Euroservis a.s. ServiceMaster    April 1, 2011         N/A
                                  Czechoslovakia

         Egypt                    The Egyptian Company for         May 24, 2018          N/A
                                  Superior Support Services
                                  (Healthcare, Education and
                                  Business and Industry)

         Guam                     Six D Enterprises                December 10, 2007     December 10, 2017



         TERRITORY                LICENSEE                         EXPIRATION DATE       EXPIRATION OF RENEWAL PERIOD
         ---------                --------                         ---------------       ----------------------------
         Hong Kong                United MediCorp Pte Ltd.         October 28, 2008      N/A

         Japan                    Duskin Co. Ltd.                  April 1, 2002         April 1, 2012
                                  (Healthcare)

                                  Duskin Co. Ltd.                  October 31, 2006      October 31, 2016
                                  (Industrial Commercial/
                                  Education)

         Japan                    Sanko Inc.                       December 20, 2011     N/A
                                  (Healthcare Food Service)

         Japan                    N/A (NOTE: Partial Assignment    N/A                   N/A
                                  of Letter Agreement dated
                                  September 30, 2000 executed by
                                  Brian Oxley and Andrew Bratzel)

         Japan                    ServiceMaster Japan, Inc.        Transitional          N/A
                                  (Industrial                      license to expire
                                  Commercial/Education)            according to its
                                                                   terms (NOTE:
                                                                   Includes September
                                                                   30, 2000 Letter
                                                                   Agreement executed
                                                                   by William Pollard
                                                                   and Brian Oxley)

         Jordan                   ServiceMaster Jordan             January 20, 2009      N/A

         Korea                    Hyundai Industrial Development   March 31, 2003        March 31, 2013
                                  and Construction Co., Ltd.
                                  (Healthcare, Education and
                                  Business and Industry)

         Kuwait                   Al-Essa Medical & Scientific     September 9, 2009     N/A
                                  Equipment Co. (Healthcare,
                                  Education and Business and
                                  Industry)

         Lebanon                  Ali Mohurrak and Hassam          March 25, 2009        March 25, 2019
                                  Mohurrak

         Malaysia                 MHL ServiceMaster PTE            April 2, 2016         N/A




         TERRITORY                LICENSEE                         EXPIRATION DATE       EXPIRATION OF RENEWAL PERIOD
         ---------                --------                         ---------------       ----------------------------
         Mexico                   Servicios Afilidades             December 14, 2013     December 14, 2033
                                  Pro-Salud (NOTE: Includes
                                  accompanying Trademark
                                  Agreement)

         Philippines              Facilities Management Inc.       April 11, 2011        April 11, 2026

         Qatar                    Al-Azbi Trading Contracting &    November 5, 2008      N/A
                                  Services

         Saudi Arabia             Al Majal Al Saudi                July 30, 2018         N/A

         Singapore                United MediCorp Pte Ltd.         October 28, 2008      N/A

         South Africa             Sirius Development Foundation    April 24, 2010        April 24, 2020

         Taiwan                   United MediCorp. Pte Ltd.        October 28, 2008      N/A

         Thailand                 Vuteq Asia Co., Ltd.             December 31, 2010     December 31, 2020

         Turkey                   4 U Construction Company         March 1, 2010         March 1, 2020

         U.A.E.                   UTS ServiceMaster Emirates       January 5, 2008       N/A

         Venezuela                SM Services, C.A.                June 28, 2010         June 28, 2020




                                 SCHEDULE 8.4(D)
             POLICIES ENDORSED TO NAME ARAMARK AS ADDITIONAL INSURED

POLICY TYPE AND CARRIER                                  PERIOD
------------------------------                     -----------------
General Liability - Zurich                         11/30/96-11/30/01

Automobile Liability - Zurich                      11/30/96-11/30/01

Foreign "DIC" Liability - Zurich                   11/30/96-11/30/01

Third party pollution - AIG                        11/30/96-11/30/01

Fiduciary - Chubb                                  11/30/96-11/30/01

EPLI - Chubb                                       11/30/96-11/30/01

Fidelity and crime - Chubb                         11/30/96-11/30/01

                                 SCHEDULE 8.4(E)
                              RUN OFF ENDORSEMENTS

POLICY TYPE AND CARRIER                                               PERIOD
--------------------------------------------                   -----------------
Umbrella policy relating to general and                         12/1/01-12/1/06
automobile liability ($150 million excess of $101 million) - XL

Umbrella policy relating to general and                         12/1/01-12/1/06
automobile liability ($75 million excess of $251 million) - ACE

                                 SCHEDULE 8.4(F)
                     EXTENDED REPORTING PERIOD ENDORSEMENTS

POLICY TYPE AND CARRIER                                     PERIOD
-----------------------------------                     -----------------
Directors and Officers - Chubb                           12/1/01-12/1/07

Excess D&O - CNA                                         12/1/01-12/1/07

Fiduciary - Chubb                                        12/1/01-12/1/06

EPLI - Chubb                                             12/1/01-12/1/06

Punitive Damage Wraparound - Chubb Atlantic              12/1/01-12/1/06